Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2018

•	Revenues for Q3 2018 of $781 million
•	Gross Margin Q3 of 30.3%
•	Operating Margin Q3 of 17.7%
•	EPS Q3 of $0.51
•	Adjusted EPS Q3 of $0.60
•	Guidance for Q4 2018 for revenues of $745 to $785 million and gross margins of 28.0% to 29.5% at Q3 exchange rates
•	Repatriated in Q3 $450 million net of related foreign taxes

MALVERN, PENNSYLVANIA – October 30, 2018 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended September 29, 2018.

Revenues for the fiscal quarter ended September 29, 2018 were $781.0 million, compared to $761.0 million for the fiscal quarter ended June 30, 2018, and $677.9 million for the fiscal quarter ended September 30, 2017.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended September 29, 2018 were $77.9 million, or $0.51 per diluted share, compared to $103.1 million, or $0.65 per diluted share for the fiscal quarter ended June 30, 2018, and $64.4 million, or $0.41 per diluted share for the fiscal quarter ended September 30, 2017.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.60, $0.54, and $0.42 for the fiscal quarters ended September 29, 2018, June 30, 2018, and September 30, 2017, respectively.

Commenting on the results for the third quarter 2018, Dr. Gerald Paul, President and Chief Executive Officer, stated, "As in the previous quarters, Vishay continued in the third quarter to enjoy excellent business conditions in virtually all markets. Inventories in the supply chain showed some increases but there are no tangible signs of a slowdown in our industry."

"We presently see first signs of a normalization of inflated backlogs as supply starts to catch up with demand. The overall demand of OEMs continues strong and point of sales of our products from distribution to end customers was again 14% higher than in the third quarter of last year."

Commenting on the outlook Dr. Paul stated, "We guide for the fourth quarter for revenues of $745 to $785 million and gross margins of 28.0% to 29.5% at the exchange rates for the third quarter."

A conference call to discuss Vishay's third quarter financial results is scheduled for Tuesday, October 30, 2018 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 5894659.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, October 30, 2018 through 11:59 p.m. ET on Tuesday, November 6, 2018. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 5894659.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, product demand, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	September 29, 2018	June 30, 2018	September 30, 2017*

Net revenues	$780,972	$761,030	$677,941
Costs of products sold	544,676	533,792	487,794
Gross profit	236,296	227,238	190,147
Gross margin	30.3%	29.9%	28.0%

Selling, general, and administrative expenses	98,198	103,945	91,487
Restructuring and severance costs	-	-	3,244
Operating income	138,098	123,293	95,416
Operating margin	17.7%	16.2%	14.1%

Other income (expense):
Interest expense	(10,813)	(8,372)	(6,938)
Other components of net periodic pension cost	(3,367)	(3,450)	(3,088)
Other	2,890	3,397	798
Loss on early extinguishment of debt	-	(17,309)	-
Total other income (expense) - net	(11,290)	(25,734)	(9,228)

Income before taxes	126,808	97,559	86,188

Income taxes	48,737	(5,703)	21,605

Net earnings	78,071	103,262	64,583

Less: net earnings attributable to noncontrolling interests	195	165	179

Net earnings attributable to Vishay stockholders	$77,876	$103,097	$64,404

Basic earnings per share attributable to Vishay stockholders	$0.54	$0.71	$0.44

Diluted earnings per share attributable to Vishay stockholders	$0.51	$0.65	$0.41

Weighted average shares outstanding - basic	144,383	144,382	145,728

Weighted average shares outstanding - diluted	152,946	157,657	156,701

Cash dividends per share	$0.0850	$0.0850	$0.0625

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	September 29, 2018	September 30, 2017*

Net revenues	$2,258,797	$1,925,906
Costs of products sold	1,589,963	1,400,173
Gross profit	668,834	525,733
Gross margin	29.6%	27.3%

Selling, general, and administrative expenses	303,381	272,540
Restructuring and severance costs	-	5,194
Operating income	365,453	247,999
Operating margin	16.2%	12.9%

Other income (expense):
Interest expense	(26,862)	(20,804)
Other components of net periodic pension cost	(10,336)	(8,947)
Other	5,440	1,151
Loss on early extinguishment of debt	(17,309)	-
Loss on disposal of equity affiliate	-	(7,060)
Total other income (expense) - net	(49,067)	(35,660)

Income before taxes	316,386	212,339

Income taxes	72,508	54,398

Net earnings	243,878	157,941

Less: net earnings attributable to noncontrolling interests	539	628

Net earnings attributable to Vishay stockholders	$243,339	$157,313

Basic earnings per share attributable to Vishay stockholders	$1.69	$1.08

Diluted earnings per share attributable to Vishay stockholders	$1.55	$1.01

Weighted average shares outstanding - basic	144,364	146,128

Weighted average shares outstanding - diluted	156,702	155,626

Cash dividends per share	$0.2375	$0.1875

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - in thousands)

	September 29, 2018	December 31, 2017*

Assets
Current assets:
Cash and cash equivalents	$928,105	$748,032
Short-term investments	135,003	547,136
Accounts receivable, net	395,442	340,027
Inventories:
Finished goods	144,622	127,272
Work in process	197,174	170,319
Raw materials	158,505	132,068
Total inventories	500,301	429,659

Prepaid expenses and other current assets	124,949	130,336
Total current assets	2,083,800	2,195,190

Property and equipment, at cost:
Land	87,062	92,285
Buildings and improvements	616,713	606,168
Machinery and equipment	2,478,521	2,415,769
Construction in progress	90,776	103,058
Allowance for depreciation	(2,364,205)	(2,311,522)
	908,867	905,758

Goodwill	147,752	142,742

Other intangible assets, net	67,234	69,754

Other assets	141,981	148,645
Total assets	$3,349,634	$3,462,089

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - in thousands)

	September 29, 2018	December 31, 2017*

Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$4	$4
Trade accounts payable	198,674	222,373
Payroll and related expenses	143,257	135,702
Other accrued expenses	174,689	154,230
Income taxes	45,664	50,226
Total current liabilities	562,288	562,535

Long-term debt less current portion	588,586	370,470
U.S. transition tax payable	154,953	151,200
Deferred income taxes	151,499	336,465
Other liabilities	84,827	75,249
Accrued pension and other postretirement costs	269,610	281,701
Total liabilities	1,811,763	1,777,620

Redeemable convertible debentures	79,186	252,070

Equity:
Vishay stockholders' equity
Common stock	13,212	13,188
Class B convertible common stock	1,210	1,213
Capital in excess of par value	1,595,092	1,752,506
Retained earnings (accumulated deficit)	(151,404)	(362,254)
Accumulated other comprehensive income (loss)	(1,471)	25,714
Total Vishay stockholders' equity	1,456,639	1,430,367
Noncontrolling interests	2,046	2,032
Total equity	1,458,685	1,432,399
Total liabilities, temporary equity, and equity	$3,349,634	$3,462,089

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited - in thousands)
	Nine fiscal months ended
	September 29, 2018	September 30, 2017

Operating activities
Net earnings	$243,878	$157,941
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	121,888	121,319
(Gain) loss on disposal of property and equipment	(2,216)	(106)
Accretion of interest on convertible debt instruments	6,966	3,703
Inventory write-offs for obsolescence	17,059	12,157
Loss on disposal of equity affiliate	-	7,060
Loss on early extinguishment of debt	17,309	-
Deferred income taxes	(12,348)	9,115
Other	13,021	6,531
U.S. transition tax	(14,400)	-
Repatriation taxes	(156,767)	-
Changes in operating assets and liabilities, net of effects of businesses acquired	(125,499)	(71,875)
Net cash provided by operating activities	108,891	245,845

Investing activities
Purchase of property and equipment	(126,391)	(84,790)
Proceeds from sale of property and equipment	8,455	1,484
Purchase of businesses, net of cash acquired	(14,880)	-
Purchase of short-term investments	(172,732)	(598,937)
Maturity of short-term investments	577,524	610,573
Other investing activities	(1,608)	(6,663)
Net cash provided by (used in) investing activities	270,368	(78,333)

Financing activities
Proceeds from long-term borrowings	600,000	-
Issuance costs	(15,621)	-
Repurchase of convertible debentures	(584,991)	-
Net proceeds (payments) on revolving credit lines	(150,000)	(5,000)
Common stock repurchases	-	(37,564)
Net changes in short-term borrowings	-	22
Dividends paid to common stockholders	(31,378)	(25,054)
Dividends paid to Class B common stockholders	(2,873)	(2,274)
Proceeds from stock options exercised	-	1,260
Distributions to noncontrolling interests	(525)	(1,140)
Acquisition of noncontrolling interests	-	(4,100)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,297)	(1,971)
Other financing activities	-	(1,255)
Net cash used in financing activities	(187,685)	(77,076)
Effect of exchange rate changes on cash and cash equivalents	(11,501)	13,168

Net increase in cash and cash equivalents	180,073	103,604

Cash and cash equivalents at beginning of period	748,032	471,781
Cash and cash equivalents at end of period	$928,105	$575,385

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	September 29, 2018	June 30, 2018	September 30, 2017	September 29, 2018	September 30, 2017

GAAP net earnings attributable to Vishay stockholders	$77,876	$103,097	$64,404	$243,339	$157,313

Reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$3,244	$-	$5,194

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$17,309	$-	$17,309	$-
Loss on disposal of equity affiliate	-	-	-	-	7,060

Reconciling items affecting tax expense (benefit):
Enactment of TCJA	$13,496	$12,000	$-	$25,496	$-
Effects of cash repatriation program	680	(9,006)	(892)	(7,010)	(3,100)
Change in deferred taxes due to early extinguishment of debt	-	(33,963)	-	(33,963)	-
Effects of changes in uncertain tax positions	-	-	(804)	-	(804)
Tax effects of pre-tax items above	-	(3,784)	(674)	(3,784)	(1,271)

Adjusted net earnings	$92,052	$85,653	$65,278	$241,387	$164,392

Adjusted weighted average diluted shares outstanding	152,946	157,657	156,701	156,702	155,626

Adjusted earnings per diluted share	$0.60	$0.54	$0.42	$1.54	$1.06

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	September 29, 2018	June 30, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net cash provided by (used in) operating activities	$70,721	$(8,689)	$117,579	$108,891	$245,845
Proceeds from sale of property and equipment	77	8,194	196	8,455	1,484
Less: Capital expenditures	(49,745)	(48,373)	(35,723)	(126,391)	(84,790)
Free cash	$21,053	$(48,868)	$82,052	$(9,045)	$162,539

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	September 29, 2018	June 30, 2018	September 30, 2017	September 29, 2018	September 30, 2017

GAAP net earnings attributable to Vishay stockholders	$77,876	$103,097	$64,404	$243,339	$157,313
Net earnings attributable to noncontrolling interests	195	165	179	539	628
Net earnings	$78,071	$103,262	$64,583	$243,878	$157,941

Interest expense	$10,813	$8,372	$6,938	$26,862	$20,804
Interest income	(3,504)	(2,762)	(1,802)	(8,302)	(4,599)
Income taxes	48,737	(5,703)	21,605	72,508	54,398
Depreciation and amortization	40,714	40,616	40,939	121,888	121,319
EBITDA	$174,831	$143,785	$132,263	$456,834	$349,863

Reconciling items
Restructuring and severance costs	$-	$-	$3,244	$-	$5,194
Loss on early extinguishment of debt	-	17,309	-	17,309	-
Loss on disposal of equity affiliate	-	-	-	-	7,060

Adjusted EBITDA	$174,831	$161,094	$135,507	$474,143	$362,117

Adjusted EBITDA margin**	22.4%	21.2%	20.0%	21.0%	18.8%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300